UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2005

Associated Estates Realty Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5025 Swetland Court, Richmond Hts., Ohio	44143-1467
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (216) 261-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On February 23, 2005, the Executive Compensation Committee of the Board of Directors of Associated Estates Realty Corporation (the "Company") established the terms of the Company's annual incentive compensation plan for fiscal year 2005. The plan is intended to provide incentives to officers of the Company, including the Company's executive officers, for achieving certain performance goals based on net operating income ("NOI") benchmarks. Each executive officer has a target bonus amount equal to a percentage of base salary as follows: Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer-80%; John Shannon, Senior Vice President, Operations-60%; Martin Fishman, Vice President, General Counsel and Secretary-40% and Lou Fatica, Vice President, Treasurer and Chief Financial Officer-40%. The potential payout ranges from 50-150% of the target amount; however, no bonus awards will be paid unless the Company achieves a specified NOI threshold. Bonuses, if earned, are paid in the form of 75% cash and 25% restricted shares of the Company.

Bonus awards are approved by the Executive Compensation Committee following approval by the Company's Audit Committee of the annual NOI amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

March 1, 2005	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President,
Chief Financial Officer and Treasurer